Exhibit 99.1

4Q10/FY10 Earnings Release	Page 1 of 5
FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Alane Moran
(206) 272-6850
a.moran@f5.com
F5 Networks Announces Fourth Quarter and Fiscal 2010 Results
Strong product sales drive quarterly revenue up 10 percent sequentially, 45 percent year over year
SEATTLE, WA—October 26, 2010—F5 Networks, Inc. (NASDAQ: FFIV) today announced revenue of $254.3 million for the fourth quarter of fiscal year 2010, up 10 percent from $230.5 million in the prior quarter and 45 percent from $175.1 million in the fourth quarter of fiscal year 2009. For fiscal year 2010, revenue was $882.0 million, up 35 percent from $653.1 million in fiscal year 2009.
GAAP net income for the fourth quarter was $48.2 million ($0.59 per diluted share) compared to $40.5 million ($0.50 per diluted share) in the third quarter of 2010 and $28.4 million ($0.36 per diluted share) in the fourth quarter a year ago. GAAP net income for the year was $151.2 million ($1.86 per diluted share) versus $91.5 million ($1.14 per diluted share) in fiscal year 2009.
Excluding the impact of stock-based compensation and a one-time charge related to a legal settlement, non-GAAP net income for the fourth quarter was $63.9 million ($0.79 per diluted share), compared to $53.3 million ($0.66 per diluted share) in the prior quarter and $40.0 million ($0.50 per diluted share) in the fourth quarter of fiscal 2009. For fiscal year 2010, non-GAAP net income was $203.8 million ($2.51 per diluted share) versus $134.6 million ($1.68 per diluted share) in fiscal year 2009.
A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.
F5 president and chief executive officer John McAdam said that during the fourth quarter the company continued to benefit from several key trends that drove demand for its products throughout fiscal 2010. “As enterprises and other large organizations confront the new realities of today’s global economy, they are turning increasingly to technologies that enable them to operate more efficiently and compete more successfully by giving them flexible, on-demand access to more resources while reducing overall costs. This shift is reflected broadly in the trend towards data center consolidation and the widespread adoption of server virtualization and new infrastructure models such as cloud computing.

4Q10/FY10 Earnings Release	Page 2 of 5
“Within the past year, these trends have accelerated, and our products have been increasingly deployed as strategic points of control in new data center architectures, integrating disparate resources and managing the flow of traffic within and between data centers. In addition, we have continued to see growing demand for our products among service providers grappling with the proliferation of mobile devices, the explosion of mobile applications and the corresponding increase in mobile data traffic. As a result, our product revenues grew 12 percent sequentially in Q4 and 38 percent during fiscal 2010,” said McAdam.
During the fourth quarter, further improvement in gross margins combined with strong revenue growth to drive the company’s GAAP operating margin to 30 percent and the non-GAAP operating margin to just under 38 percent.
On the company’s balance sheet, deferred revenue grew 8 percent sequentially to $259.4 million, up nearly 42 percent from the fourth quarter of fiscal 2009. Cash flow from operations was $86 million in the fourth quarter and $314 million for the full year. After repurchasing $75 million of F5 common stock in fiscal 2010, the company ended the year with $862 million in cash and investments.
“In general, Q4 was a strong finish to a strong year,” McAdam said. “Barring another broad economic setback, the strength of our current business and our growing pipeline are encouraging signs that the positive trends that drove our business in fiscal 2010 will continue through fiscal 2011.”
For the first quarter of fiscal 2011, ending December 31, the company has set a revenue target of $265 million to $270 million and a GAAP earnings target of $0.62 to $0.64 per diluted share. Excluding stock-based compensation expense, our non-GAAP earnings target is $0.80 to $0.82 per diluted share.
A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended
	December 31, 2010
Reconciliation of Expected Non-GAAP First Quarter Earnings	Low	High

Net income	$50.7	$52.3
Stock-based compensation expense, net of tax	14.6	14.6

Non-GAAP net income excluding stock-based compensation expense	$65.3	$66.9

Net income per share — diluted	$0.62	$0.64

Non-GAAP net income per share — diluted	$0.80	$0.82

Share Repurchase Program
The company also announced today that its board of directors approved a new program to repurchase up to $200 million of the company’s outstanding common stock.

4Q10/FY10 Earnings Release	Page 3 of 5
Acquisitions for the share repurchase program will be made from time to time in private transactions or open market purchases as permitted by securities laws and other legal requirements. The program may be modified or discontinued at any time.
Analyst/Investor Meeting
F5 will hold a meeting for analysts and investors at the Sofitel Hotel in New York City, from 8:00 a.m. to noon Eastern Time on Tuesday, November 16, 2010.
To register online, please visit: https://www.f5.com/about/investor-relations/analyst-meeting/
For more information contact Darlene Henderson (206.272.6170) or email 2010AIM@f5.com.
The meeting will also be webcast live and an archived version will be available through January 21, 2011. The link for the live webcast and the archived version is http://www.f5.com/about/investor-relations/events-calendar.html.
About F5 Networks
F5 Networks is the global leader in Application Delivery Networking (ADN), focused on ensuring the secure, reliable, and fast delivery of applications. F5’s flexible architectural framework enables community-driven innovation that helps organizations enhance IT agility and dynamically deliver services that generate true business value. F5’s vision of unified application and data delivery offers customers an unprecedented level of choice in how they deploy ADN solutions. It redefines the management of application, server, storage, and network resources, streamlining application delivery and reducing costs. Global enterprise organizations, service and cloud providers, and Web 2.0 content providers trust F5 to keep their business moving forward. For more information, go to www.f5.com.
Forward Looking Statements
Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and storage virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our

4Q10/FY10 Earnings Release	Page 4 of 5
products and services and changes in customer payment patterns; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation. Net income excluding stock-based compensation (non-GAAP) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation – Stock Compensation (“FASB ASC Topic 718”).
Management believes that net income excluding stock-based compensation (non-GAAP) provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
The reconciliation of the company’s GAAP and non-GAAP earnings for the three months and twelve months ended September 30, 2010 also excludes a legal settlement charge.

4Q10/FY10 Earnings Release	Page 5 of 5
F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business and which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, stock-based compensation is an obligation of the company that should be considered and each line item is important to financial performance generally. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into its operational performance and financial results.
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F5 Networks, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 30,	September 30,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$168,754	$110,837
Short-term investments	259,742	206,291
Accounts receivable, net of allowances of $4,319 and $3,651	112,132	106,973
Inventories	18,815	13,819
Deferred tax assets	8,767	8,010
Other current assets	37,745	22,252

Total current assets	605,955	468,182

Restricted cash	195	2,729
Property and equipment, net	34,157	39,371
Long-term investments	433,570	257,294
Deferred tax assets	37,864	49,018
Goodwill	234,700	231,883
Other assets, net	15,751	20,168

Total assets	$1,362,192	$1,068,645

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$21,180	$18,891
Accrued liabilities	61,768	53,232
Deferred revenue	204,137	150,891

Total current liabilities	287,085	223,014

Other long-term liabilities	16,153	14,373
Deferred revenue, long-term	55,256	32,238

Total long-term liabilities	71,409	46,611

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized 80,355 and 78,325 shares issued and outstanding	517,215	462,786
Accumulated other comprehensive loss	(3,241)	(2,337)
Retained earnings	489,724	338,571

Total shareholders’ equity	1,003,698	799,020

Total liabilities and shareholders’ equity	$1,362,192	$1,068,645

F5 Networks, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net revenues
Products	$164,972	$108,880	$561,142	$406,529
Services	89,302	66,250	320,830	246,550

Total	254,274	175,130	881,972	653,079

Cost of net revenues (1)
Products	31,045	24,294	113,834	95,209
Services	15,783	12,162	58,118	47,517

Total	46,828	36,456	171,952	142,726

Gross Profit	207,446	138,674	710,020	510,353

Operating expenses (1)
Sales and marketing	80,696	58,395	293,201	225,193
Research and development	31,571	25,515	118,314	103,664
General and administrative	18,876	14,619	68,503	55,243
Restructuring charges	—	—	—	4,329

Total	131,143	98,529	480,018	388,429

Income from operations	76,303	40,145	230,002	121,924
Other income, net	68	1,682	7,625	9,724

Income before income taxes	76,371	41,827	237,627	131,648
Provision for income taxes (1)	28,136	13,477	86,474	40,113

Net Income	$48,235	$28,350	$151,153	$91,535

Net income per share — basic	$0.60	$0.36	$1.90	$1.16

Weighted average shares — basic	80,268	78,499	79,609	78,842

Net income per share — diluted	$0.59	$0.36	$1.86	$1.14

Weighted average shares — diluted	81,253	79,613	81,049	80,073

Non-GAAP Financial Measures

Net income as reported	$48,235	$28,350	$151,153	$91,535
Stock-based compensation expense, net of tax (4)	14,702	11,696	51,675	39,190
Restructuring charges, net of tax (2)	—	—	—	2,957
Legal settlement, net of tax (3)	950	—	950	913

Net income excluding stock-based compensation, restructuring charges & legal settlement (non-GAAP)	$63,887	$40,046	$203,778	$134,595

Net income per share excluding stock-based compensation, restructuring charges & legal settlement (non-GAAP) — diluted	$0.79	$0.50	$2.51	$1.68

Weighted average shares — diluted	81,253	79,613	81,049	80,073

(1)	Includes stock-based compensation as follows:
	Cost of net revenues	$2,002	$1,472	$7,063	$5,152
	Sales and marketing	7,565	6,125	27,250	22,644
	Research and development	5,224	4,468	19,421	16,666
	General and administrative	4,991	3,272	17,039	11,602
	Tax effect of stock-based compensation	(5,080)	(3,641)	(19,098)	(16,874)

		$14,702	$11,696	$51,675	$39,190

(2)	Includes restructuring charges as follows:
	Loss on facility exit	$—	$—	$—	$2,194
	Restructuring charges	—	—	—	2,135
	Tax effect of loss on facility exit and restructuring charges	—	—	—	(1,372)

		$—	$—	$—	$2,957

(3)	Includes legal settlement as follows:
	Legal settlement	$1,500	$—	$1,500	$1,337
	Tax effect of legal settlement	(550)	—	(550)	(424)

		$950	$—	$950	$913

(4)
Stock-based compensation is accounted for in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”)

F5 Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Years ended
	September 30,
	2010	2009
Operating activities
Net income	$151,153	$91,535
Adjustments to reconcile net income to net cash provided by operating activities:
Realized gain on disposition of assets and investments	(125)	(9)
Stock-based compensation	70,773	56,064
Provisions for doubtful accounts and sales returns	1,206	2,638
Depreciation and amortization	23,833	26,407
Deferred income taxes	8,243	(6,057)
Gain on auction rate securities put option	(1,491)	(3,901)
Loss on trading auction rate securities	1,491	3,901
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(6,365)	(12,555)
Inventories	(4,996)	(3,671)
Other current assets	(17,064)	(523)
Other assets	(1,466)	(226)
Accounts payable and accrued liabilities	12,157	10,248
Deferred revenue	76,263	38,130

Net cash provided by operating activities	313,612	201,981

Investing activities
Purchases of investments	(877,003)	(414,857)
Sales and maturities of investments	648,875	328,110
Investment of restricted cash	2,530	13
Acquisition of intangible assets	—	(706)
Purchases of property and equipment	(12,625)	(11,669)

Net cash used in investing activities	(238,223)	(99,109)

Financing activities
Excess tax benefits from share-based compensation	26,532	(1,958)
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	31,670	18,688
Repurchase of common stock	(75,000)	(87,436)

Net cash used in financing activities	(16,798)	(70,706)

Net increase in cash and cash equivalents	58,591	32,166
Effect of exchange rate changes on cash and cash equivalents	(674)	368
Cash and cash equivalents, beginning of period	110,837	78,303

Cash and cash equivalents, end of period	$168,754	$110,837